UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016 (October 24, 2016)

Coty Inc.

(Exact name of registrant as specified in its charter)

DE	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2016 (the “Closing Date”), Coty Inc. (“Coty”) entered into an Incremental Assumption Agreement and Refinancing Amendment (as supplemented by the Incremental Facility Activation Notice, dated as of the Closing Date (collectively, the “Activation Notices”), with respect to each Incremental Term Facility described below , the “Incremental Agreement”) to Credit Agreement, which amends that certain Credit Agreement, dated as of October 27, 2015 (as amended by that certain Incremental Assumption Agreement and Amendment No. 1 to Credit Agreement, dated as of April 8, 2016, among Coty, Coty B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “Dutch Borrower”), the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”)).

The Incremental Agreement provides for (a) (1) a new term A facility consisting of $975,000,000 in term A loan commitments (the “Incremental Term A Facility”) (2) a new term B facility consisting of $100,000,000 in term B loan commitments (the “Incremental Term B Facility” and, together with the Incremental Term A Facility, the “Incremental Term Facilities”), (b) refinancing term B facilities consisting of (1) a refinancing term B USD facility in the form of term B USD loans in an aggregate principal amount of $497,500,000 (the “Refinancing Term B USD Facility”), (2) a refinancing term B-1 EUR facility in the form term B-1 EUR loans in an aggregate principal amount of €661,675,000 (the “Refinancing Term B-1 EUR Facility”) and (3) a refinancing term B-2 EUR facility in the form of term B-2 EUR loans in an aggregate principal amount of €324,187,500 (the “Refinancing Term B-2 EUR Facility”), in each case, under the Credit Agreement and (c) certain other amendments to the Credit Agreement. On the Closing Date, Coty borrowed the full amount of loans available under the Incremental Term Facilities, the Refinancing Term B USD Facility and the Refinancing Term B-1 EUR Facility, and Coty and the Dutch Borrower jointly and severally borrowed the full amount of the Refinancing Term B-2 EUR Facility. The proceeds of the Incremental Term Facilities will be used by Coty for general corporate purposes. The proceeds of the loans under the Refinancing Term B USD Facility, the Refinancing Term B-1 EUR Facility and the Refinancing Term B-2 EUR Facility (collectively, the “Refinancing Facilities”) were used by Coty and the Dutch Borrower, as applicable, to refinance all term B indebtedness of Coty and the Dutch Borrower outstanding on the Closing Date. The loans made under the Incremental Term A Facility have terms that are substantially identical to the existing term A loans under the Credit Agreement except that the loans under the Incremental Term A Facility will mature on the date that is five years after the Closing Date. The loans under the Incremental Term B Facility and the Refinancing Facilities have substantially identical terms as the existing term B loans under the Credit Agreement, except that, among other things (i) the interest rate for Eurocurrency loans will be LIBOR plus an applicable margin of 2.50% with respect to the Refinancing Term B USD Facility and the Incremental Term B Facility, and (ii) the LIBOR floor was reduced to 0.00%.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Incremental Agreement, attached hereto as Exhibit 10.1, and the full text of the Activation Notices, attached hereto as Exhibits 10.2 and 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

As discussed further below, the Company will execute and deliver a subscription agreement (the “2016 Subscription Agreement”), with respect to the issuance and sale of an aggregate amount of 1,000,000 shares of Series A Preferred Stock, $0.01 par value (the “Series A Preferred Stock”) for an aggregate purchase price of $10,000. Entry into the 2016 Subscription Agreement and the issuance of Series A Preferred Stock is subject to acceptance by The Procter & Gamble Company (“P&G”) of a tax opinion reasonably satisfactory to P&G (the “Acceptance”), as contemplated by a Tax Matters Agreement (filed with the Company’s Current Report on Form 8-K on October 3, 2016), entered into in connection with the closing of the transactions contemplated by the Transaction Agreement, dated as of July 8, 2015, by and among P&G, Galleria Co., Coty Inc. and Green Acquisition Sub Inc. and filed with the Company’s Annual Report on Form 10-K for the period ended June 30, 2015. The issuance of Series A Preferred Stock will be exempt from registration under the Securities Act of 1933, as amended (the “Act”) as a private sale to an executive of the Company under Section 4(a)(2) of the Act.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective as of October 2, 2016 (the “Commencement Date”), on July 15, 2016, the Board of Directors of the Company appointed Camillo Pane as Chief Executive Officer of the Company and a member of the Board of Directors of the Company.

As previously disclosed, in connection with the appointment of Mr. Pane as CEO, Mr. Pane entered into an employment agreement, dated July 20, 2016 (the “Original Pane Employment Agreement”), with Coty Services UK Limited, a wholly-owned subsidiary of the Company, filed with the Company’s Current Report on Form 8-K on July 21, 2016. Effective as of October 24, 2016, the Original Pane Employment Agreement was amended and restated (the “Amended and Restated Pane Employment Agreement”) to provide that Mr. Pane will receive a sign-on bonus of $900,000 within 30 days of the Commencement Date, subject to certain repayment conditions. All other terms of the Amended and Restated Pane Employment Agreement remain substantially the same.

The foregoing description of the Amended and Restated Pane Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Pane Employment Agreement, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Pursuant to the Amended and Restated Pane Employment Agreement, the Company and Mr. Pane will enter into the 2016 Subscription Agreement, pursuant to which Mr. Pane will purchase 1,000,000 shares of Series A Preferred Stock for an aggregate cash payment equal to $10,000, subject to the terms and conditions described therein, including the Acceptance. The terms of the 2016 Subscription Agreement are expected to be substantially similar to the terms and conditions of the subscription agreement entered into between Mr. Pane and the Company on April 15, 2015 (the “First Subscription Agreement”), with the exception that: (i) the specified dollar amount (as included in the calculation of the Preferred Net Value, which is generally determined as the remainder of (1) the fair market value of a share of Class A Common Stock at the exchange date of the corresponding share of Series A Preferred Stock over (2) an amount in cash per share exchanged equal to (i) the fair market value of a share of the Class A Common Stock at the grant issue date of the shares of Series A Preferred Stock plus (ii) the specified dollar amount) will be $3.50; and (ii) Mr. Pane will be required to have made an aggregate investment of at least US$10,000,000 in Coty Inc. Class A Common Stock by the earlier of (x) the fifth anniversary of the original issue date of the Series A Preferred Stock, (y) the date on which Mr. Pane’s employment terminates as a result of Mr. Pane’s death or disability, or (z) the date on which Mr. Pane’s employment is terminated without cause or by Mr. Pane for good reason within 12 months following a change in control of the Company occurring after the first anniversary of the original issue date (as such terms and conditions are further described within the 2016 Subscription Agreement).

The foregoing description of the 2016 Subscription Agreement is qualified in its entirety by reference to the 2016 Subscription Agreement, which will be filed as an exhibit to the Company's next Quarterly Report on Form 10-Q following the execution of the 2016 Subscription Agreement. The foregoing description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, filed with the Secretary of State of the State of Delaware on April 17, 2015 and incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Incremental Assumption Agreement and Refinancing Amendment to Credit Agreement, dated as of October 28, 2016, among Coty Inc., Coty B.V., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Incremental Facility Activation Notice, dated as of October 28, 2016, among Coty Inc., each incremental term A lender and JPMorgan Chase Bank, N.A. as administrative agent
10.3	Incremental Facility Activation Notice, dated as of October 28, 2016, among Coty Inc., each incremental term B lender and JPMorgan Chase Bank, N.A. as administrative agent
10.4	Employment Agreement, dated July 20, 2016, by and between Camillo Pane and Coty Services UK Limited, as amended October 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC. (Registrant)

Date: October 28, 2016	By:	/s/ Patrice de Talhouët
		Name:	Patrice de Talhouët
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Incremental Assumption Agreement and Refinancing Amendment to Credit Agreement, dated as of October 28, 2016, among Coty Inc., Coty B.V., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Incremental Facility Activation Notice, dated as of October 28, 2016, among Coty Inc., each incremental term A lender and JPMorgan Chase Bank, N.A. as administrative agent
10.3	Incremental Facility Activation Notice, dated as of October 28, 2016, among Coty Inc., each incremental term B lender and JPMorgan Chase Bank, N.A. as administrative agent
10.4	Employment Agreement, dated July 20, 2016, by and between Camillo Pane and Coty Services UK Limited, as amended October 24, 2016